UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2008

_____________________________________________________________________

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2008, Hugh O. Maclellan, Jr., a member of the Board of Directors (the "Board") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), provided notice to the Company of his decision not to stand for reelection to the Board at the next Annual Meeting of Stockholders in order to allow additional time with his family and to pursue other interests.  In announcing Mr. Maclellan's decision, Chairman and Chief Executive Officer David Parker stated:  "I would like to thank one of our original outside board members, Hugh O. Maclellan, Jr., for his many years of service to Covenant.  Hugh turned 68 this year and has decided not to stand for reelection to the Board.  Hugh has resolved to devote all of his energy toward his family, the Maclellan Foundation, and the worldwide work of his ministry.  Hugh has been a trusted friend and counselor, and we will miss his presence at our Board meetings."

Mr. Maclellan added:  "It has been an honor to serve the Company as a member of the Board of Directors for the past 14 years.  Covenant has an exceptional Board and management team, and I could not have asked for a better relationship."

After giving effect to Mr. Maclellan's decision not to stand for reelection, the majority of the members of the Board will continue to be independent.

On April 9, 2008, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approved a special bonus to Tony Smith, President of Southern Refrigerated Transport, Inc. ("SRT"), in the amount of $12,500, in order to reward Mr. Smith for his efforts in managing additional trucks that SRT was asked to manage as part of the Company's realignment.

Based upon the failure to achieve performance targets for the year ended December 31, 2007, there were no other bonuses paid to the Company's named executive officers for the year ended December 31, 2007.

Additionally, on April 9, 2008, the Compensation Committee approved performance-based bonus opportunities for 2008, which were approved under the Company's 2006 Omnibus Incentive Plan (the "Incentive Plan"), pursuant to which each of David R. Parker, Joey B. Hogan, Tony Smith, and James "Jim" Brower, as four of our six named executive officers, is eligible to receive a bonus of up to 50% of his 2008 base salary upon the Company's achievement of certain performance targets.  No performance-based opportunity was considered for the two remaining named executive officers.  The bonus opportunities are based upon operating income and operating ratio targets.  Each of the foregoing eligible recipients must accept at least 25% of his bonus for 2008, if any, in the form of Class A common stock under the Incentive Plan and may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: April 15, 2008	By:	/s/ Joey B. Hogan
Joey B. Hogan
Senior Executive Vice President and Chief Operating Officer